Exhibit 99.77Q1

Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended September 30, 2011

Sub-Item 77Q1:                 Exhibits

Exhibit Number                 Description

(a)(1)	Amendment of Amended and Restated Articles of Incorporation dated as of May 25, 2011

Previously filed.  Incorporated by reference to exhibit (a)(21) filed with post-effective amendment no. 51 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on July 25, 2011.

(d)	Amended and Restated Multiple Class Plan pursuant to Rule 18f-3

Previously filed.  Incorporated by reference to exhibit (n) filed with post-effective amendment no. 50 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on May 26, 2011.